UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 30, 2009

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, CA 92123

(Address of Principal Executive Offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 30, 2009, our wholly-owned Australian subsidiary, ResMed Limited, agreed to amend and restate for a second time the Syndicated Facility Agreement we previously disclosed in our Form 8-K’s filed on June 14, 2006 and September 30, 2008. The second amended and restated agreement (“Second Amended and Restated Syndicated Facility Agreement”), with the Hong Kong and Shanghai Banking Corporation, Sydney Branch as financier and HSBC Bank Australia Limited as facility agent and security trustee, provides for an the extension of our Tranche D term loan facility in the amount of $50 million US dollars for an additional 12 month period and to increase the interest rate applicable to the Tranche D portion of the loan facility. The financier has the right to assign part or all of its rights and/or obligations under the Second Amended and Restated Syndicated Facility Agreement to other financial institutions.

We intend to continue to use the $50 million loan facility for general corporate purposes. The extended loan facility bears interest at a rate equal to LIBOR for deposits denominated in US dollars, plus a margin of 2.25% or 2.50%, depending on the ratio of the total debt to EBITDA of ResMed Inc. and subsidiaries for the most recently completed fiscal year for the applicable interest period. The entire principal amount of the extended loan facility must be repaid in full by September 30, 2010.

ResMed Limited’s obligations under the extended loan facility are subject to guarantee agreements, one on behalf of ResMed Inc. and its US subsidiary ResMed Corp., and another on behalf of ResMed’s non-US subsidiaries ResMed SAS, ResMed GmbH & Co. KG, ResMed (UK) Limited and Take Air Medical Handels-GmbH.

The Second Amended and Restated Syndicated Facility Agreement contains customary covenants, including certain financial covenants and an obligation that we maintain certain financial ratios, including a minimum debt service coverage ratio, a maximum ratio of total debt to EBITDA and a minimum tangible net worth. The entire principal amount of the extended facility and any accrued but unpaid interest may be declared immediately due and payable in the event of the occurrence of an event of default as defined in the Second Amended and Restated Syndicated Facility Agreement, which includes, among other items: failure to make payments when due; breaches of representations, warranties or covenants; the occurrence of certain insolvency events; the occurrence of an event or change which could have a material adverse effect on us; and if ResMed Inc. ceases to control ResMed Limited, ResMed Corp., ResMed SAS, ResMed GmbH & Co. KG, ResMed (UK) Limited, Take Air Medical Handels-GmbH or Saime SAS.

The description above is qualified by reference to the full text of the Second Amended and Restated Syndicated Facility Agreement and related material documents attached as Exhibits and incorporated here by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

On September 30, 2009, our wholly-owned Australian subsidiary, ResMed Limited, entered into the Second Amended and Restated Syndicated Facility Agreement described in Item 1.01 above. The description in Item 1.01 is incorporated by reference into this Item 2.03. ResMed Limited’s obligations under the extended loan facility are subject to guarantee agreements, one on behalf of ResMed Inc. and its US subsidiary ResMed Corp., and another on behalf of ResMed’s non-US subsidiaries ResMed SAS, ResMed GmbH & Co. KG, ResMed (UK) Limited and Take Air Medical Handels-GmbH, as described in Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibits:	Description of Document

10.1	Second Amendment and Restatement Deed, dated as of September 30, 2009, by and between ResMed Limited; The Hong Kong and Shanghai Banking Corporation, Sydney Branch; and HSBC Bank Australia Limited.

10.2	Second US Guarantee Consent Deed, dated as of September 29, 2009, by and among HSBC Bank Australia Limited, ResMed Inc., ResMed Corp. and ResMed Limited.

10.3	Second International Guarantee Consent Deed, dated as of September 30, 2009, by and among HSBC Bank Australia Limited, ResMed Limited, ResMed SAS, ResMed GmbH & Co. KG, ResMed (UK) Limited and Take Air Medical Handels-GmbH.

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: October 1, 2009	RESMED INC.

	By:	/S/ DAVID PENDARVIS
	Name:	David Pendarvis
	Its:	Secretary, Global General Counsel and Senior Vice President – Organizational Development

EXHIBIT INDEX

Exhibits:	Description of Document

10.1	Second Amendment and Restatement Deed, dated as of September 30, 2009, by and between ResMed Limited; The Hong Kong and Shanghai Banking Corporation, Sydney Branch; and HSBC Bank Australia Limited.

10.2	Second US Guarantee Consent Deed, dated as of September 29, 2009, by and among HSBC Bank Australia Limited, ResMed Inc., ResMed Corp. and ResMed Limited.

10.3	Second International Guarantee Consent Deed, dated as of September 30, 2009, by and among HSBC Bank Australia Limited, ResMed Limited, ResMed SAS, ResMed GmbH & Co. KG, ResMed (UK) Limited and Take Air Medical Handels-GmbH.